UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

VIACOMCBS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	VIACA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	VIAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 19, 2020, ViacomCBS Inc. (the “Company”) issued and sold $1,000,000,000 aggregate principal amount of its 4.200% Senior Notes due 2032 (the “2032 Senior Notes”) and $1,000,000,000 aggregate principal amount of its 4.950% Senior Notes due 2050 (the “2050 Senior Notes” and, together with the 2032 Senior Notes, the “Notes”) pursuant to the Company’s automatic shelf registration statement on Form S-3 dated March 27, 2020 (No. 333-237426) filed with the Securities and Exchange Commission (the “Registration Statement”). The Company is filing this Current Report on Form 8-K to file with the Securities and Exchange Commission certain documents related to the issuance of the Notes, each of which by this filing is hereby incorporated by reference into the Registration Statement.

The Notes are governed by the Indenture, dated as of March 27, 2020, between the Company and Deutsche Bank Trust Company Americas, as trustee.

The Form of 2032 Note and Form of 2050 Note are filed herewith as Exhibits 4.1 and 4.2, respectively. The legal opinion relating to the validity of the Notes is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits. The following exhibits are filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

4.1	Form of 2032 Note.

4.2	Form of 2050 Note.

5.1	Opinion of Shearman & Sterling LLP regarding the validity of the Notes.

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOMCBS INC.

By:	/s/ Christa A. D’Alimonte
Name:	Christa A. D’Alimonte
Title:	Executive Vice President,
General Counsel and Secretary

Date: May 19, 2020

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